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                                                                    EXHIBIT 10.5


                                   SECOND AMENDMENT
                          CENTERPOINT PROPERTIES CORPORATION
                                1993 STOCK OPTION PLAN


The CenterPoint Properties 1993 Stock Option Plan (the "Plan") is hereby amended to increase the number of authorized shares under the Plan from 750,000 to 1,500,000 and to increase the number of shares which may be issued to any one individual from 300,000 to 500,000.

                                      ARTICLE 1

Section 4.1 of the Plan is hereby amended in its entirety to henceforth read as follows:

    4.1 LIMITATION. Subject to adjustments authorized by Article 8.1 hereof, no more than 1,500,000 shares of Common Stock (the "Reserved Shares") may be issued pursuant to the Plan. No more than 500,000 shares may be granted to any one individual.

                                      ARTICLE 2

This amendment is effective as of the date adopted by the Board, subject to approval by the shareholders of CenterPoint Properties Corporation.